                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             HISPANIC EXPRESS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                             HISPANIC EXPRESS, INC.

                                     (HXPR)


                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                                       AND

                                 PROXY STATEMENT

                           ---------------------------



                            DATE:      Friday, June 25, 2001
                            TIME:      9:00 a.m.
                            PLACE:     Hispanic Express, Inc.
                                       5480 East Ferguson Drive, 3rd Floor
                                       Commerce, California 90022

                             HISPANIC EXPRESS, INC.
    5480 FERGUSON DRIVE, COMMERCE, CA 90022 (323) 720-8600 FAX (323) 720-8647


                                                                    May 15, 2001



Dear Fellow Stockholder:

     It is my pleasure to invite you to Hispanic Express, Inc.'s first annual meeting of stockholders.

     We will hold the meeting on Friday, June 25, 2001, at 9:00 a.m. at our corporate headquarters, 5480 East Ferguson Drive in Commerce, California. In addition to the formal items of business, I will review the major developments of 2000 and answer your questions.

     This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about Hispanic Express, Inc.

     Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you received more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

     Please indicate on the proxy card whether or not you expect to attend the meeting so that we can provide adequate seating.

     We look forward to seeing you at the meeting.



                                          Sincerely,

                                          /s/ Gary M. Cypres
                                          -----------------------------------
                                          Gary M. Cypres
                                          Chairman of the Board

                             HISPANIC EXPRESS, INC.

                           ---------------------------

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                           ---------------------------

                    Date:    Friday, June 25, 2001
                    Time:    9:00 a.m.
                    Place:   Hispanic Express, Inc.
                             5480 East Ferguson Drive, 3rd Floor
                             Commerce, California 90022

Dear Stockholders:

     At our annual meeting, we will ask you to:

     o    Elect three directors to each serve for a term of one year;

     o Ratify the selection of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2001; and

     o Transact any other business that may properly be presented at the annual meeting.

     For ten days prior to the annual meeting, a complete list of our stockholders entitled to vote at the meeting will be available for inspection by any stockholder for any purpose relating to the meeting during ordinary business hours at our offices at 5480 East Ferguson Drive, Commerce, California. This list will also be available for inspection at the annual meeting.

     If you were a stockholder of record at the close of business on May 1, 2001, you may vote at the annual meeting.



                                   By order of the board of directors,

                                   /s/ Gary M. Cypres
                                   --------------------------------------------
                                   Gary M. Cypres
                                   Chairman of the Board
May 15, 2001
Commerce, California

                                TABLE OF CONTENTS


INFORMATION ABOUT THE ANNUAL MEETING AND VOTING................................................................... 1

         Why Did You Send Me This Proxy Statement?................................................................ 1

         Who Is Entitled To Vote?................................................................................. 1

         What Constitutes A Quorum?............................................................................... 1

         How Many Votes Do I Have?................................................................................ 1

         How Do I Vote By Proxy?.................................................................................. 2

         May I Change My Vote After I Return My Proxy?............................................................ 2

         How Do I Vote In Person?................................................................................. 2

         What Vote Is Required To Approve Each Proposal?.......................................................... 3

         What Are The Costs Of Soliciting These Proxies?.......................................................... 3

         How Do I Obtain An Annual Report On Form 10-K?........................................................... 3

INFORMATION ABOUT HXPR COMMON STOCK OWNERSHIP..................................................................... 4

         Which Stockholders Own at Least 5% of HXPR?.............................................................. 4

         How Much Stock Is Owned By Directors And Executive Officers?............................................. 5

         Compensation Committee Interlocks and Insider Participation.............................................. 6

         Did Directors, Executive Officers and Greater Than 10% Stockholders Comply With Section 16(a)
                  Beneficial Ownership Reporting in 2000?......................................................... 6

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS................................................................ 6

         The Board of Directors................................................................................... 6

         The Committees of the Board.............................................................................. 6

         How Do We Compensate Directors?.......................................................................... 7

         Certain Relationships and Related Transactions........................................................... 7

         Contribution Agreement....................................................................................7

         Operating Agreement...................................................................................... 8

         Tax Sharing Agreement.................................................................................... 8




         Service Mark Licensing Agreements........................................................................ 9

         Executive Officers and Key Employees.....................................................................10

         How We Compensate Executive Officers.....................................................................11

         Stock Option Plan........................................................................................11

         Employment Agreements....................................................................................15

         Supplemental Executive Retirement Plan...................................................................16

         Executive Incentive Bonus Plan...........................................................................17

         Executive Deferred Compensation..........................................................................17

         Compensation Committee's Report on Executive Compensation and Repricing of Stock Options.................18

         The Report...............................................................................................18

         Audit Committee..........................................................................................19

         Audit Committee Report...................................................................................19

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD..................................................................21

         Proposal 1:  Elect Three Directors.......................................................................21

         Proposal 2:  Ratify Selection of Independent Public Accountants for 2001.................................22

INFORMATION ABOUT STOCKHOLDER PROPOSALS...........................................................................23

ANNUAL REPORT.....................................................................................................23

OTHER BUSINESS....................................................................................................23


                PROXY STATEMENT FOR HISPANIC EXPRESS, INC. 2001
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING



WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2001 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast a vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

WHO IS ENTITLED TO VOTE?

     We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about May 15, 2001 to all stockholders entitled to vote at the annual meeting. Stockholders who owned HXPR voting common stock at the close of business on May 1, 2001 are entitled to vote. On this record date, there were 7,166,000 shares of HXPR voting common stock, par value $0.01 per share, outstanding. HXPR has only this one class of voting stock. We are also sending along with this proxy statement the HXPR 2000 Annual Report, which includes our financial statements.

WHAT CONSTITUTES A QUORUM?

     The holders of a majority of the issued and outstanding shares of HXPR voting common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

HOW MANY VOTES DO I HAVE?

     Each share of HXPR voting common stock that you own entitles you to one vote. The proxy card indicates the number of shares of HXPR voting common stock that you own. In the election of directors, under California law as applied to the Company, you have the right to cumulate your votes. This means that you may give one properly nominated candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares that you are entitled to vote, or you may divide that total number of shares among the candidates as you see fit.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

     o "FOR" the election of all three nominees for director (see page 21 ), and

     o "FOR" ratification of the selection of Arthur Andersen LLP as independent public accountants for 2001 (see page 22).

     If any other matter is presented, your proxy will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

     Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

     o    You may send our Corporate Secretary another proxy with a later date.

     o You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

     o    You may attend the annual meeting and vote in person.

HOW DO I VOTE IN PERSON?

     If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you are the beneficial owner of the shares on May 1, 2001, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:
ELECT THREE DIRECTORS      Under California law, as it applies to HXPR, you may
                           cumulate your votes for the election of directors as described above under the caption "How Many Votes Do
                           I Have?" The three nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate
                           "WITHHOLD AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either
                           "for" or "against" the nominee. Our Certificate of Incorporation does not authorize cumulative voting.

PROPOSAL 2:
RATIFY SELECTION OF
INDEPENDENT PUBLIC
ACCOUNTANTS                The affirmative vote of a majority of the votes cast
                           at the annual meeting on this proposal is required to ratify the selection of independent public accountants. So, if you "ABSTAIN" from voting, it has the same effect as if you voted "against" this proposal.

THE EFFECT OF BROKER
NON-VOTES                  If your broker holds your shares in its name, the
                           broker will be entitled to vote your shares on Proposals 1 and 2 even if it does not receive instructions from you.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     We will pay all of the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the board of directors determines this is advisable.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, THAT WE FILED WITH THE SEC, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO HISPANIC EXPRESS, INC., 5480 EAST FERGUSON DRIVE, COMMERCE, CALIFORNIA 90022, ATTENTION: CORPORATE SECRETARY.

                  INFORMATION ABOUT HXPR COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF HXPR?

     The following table shows, as of May 1, 2001, all persons or entities we know to be "beneficial owners" of more than five percent of our common stock.(1) This information is based on Company information and Schedules 13D and 13G reports filed with the SEC by each of the persons and entities listed in the table below. If you wish, you may obtain these reports from the SEC.


                                                                            COMMON STOCK
                                                                        BENEFICIALLY OWNED(1)
                                                              ------------------------------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER(2)                  NUMBER OF SHARES(3)   PERCENT OF CLASS(4)
     --------------------------------------------------       -------------------   --------------------
     Gary M. Cypres(5).................................            1,431,293              20.0%
     WFC Holdings Corporation..........................            1,287,484              18.0%
     Carpenters Pension Trust for Southern California..              702,115               9.8%
     Wellington Management Company, LLP(6).............              684,200               9.6%
     GIC Special Investments PTE LTD...................              380,020               5.3%


----------------------

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own HXPR common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, to invest it, to sell it or you currently have the right to acquire it or the right to acquire it within 60 days of May 1, 2001.

(2) The address for WFC Holdings Corporation is 555 Montgomery Street, 17th Floor, San Francisco, CA 94111, the address for Mr. Cypres is 5480 East Ferguson Drive, Commerce, California 90022, the address for Carpenters Pension Trust for Southern California is 520 Virgil Avenue, 3rd Floor, Los Angeles, CA 90022, the address for Wellington Management Company, LLP ("WMC"), is 75 State Street, Boston, Massachusetts 02109 and the address for GCI Special Investments PTE LTD is 255 Shoreline Drive, Suite 600, Redwood City, CA 90465.

(3) Except as otherwise noted below, each person and entity named in the table directly or indirectly has sole voting and investment power with respect to the shares shown which each such person or entity beneficially owns.

(4) Shares of HXPR common stock issuable upon exercise of stock options exercisable within 60 days of May 1, 2001 are considered outstanding for computing the percentage of the person or entity holding those options but are not considered outstanding for computing the percentage of any other person or entity.

(5) Consists of 723,182 shares held of record by Cypres Investment Holdings LP, 105, 317 shares held directly by G.M. Cypres Investments, LP, 340,794 shares held directly by Mr. Cypres, 12,500 shares held directly by Mr. Cypres' spouse and 12,500 shares held by or in trust by Mr. Cypres and his spouse for their children. An additional 237,000 shares is included representing options exercisable within 60 days of May 1, 2001. Of the 1,431,293 shares, Mr. Cypres shares voting and investment power of 25,000 shares with his spouse.

(6) Based on a Schedule 13G filed with the SEC on February 14, 2001. These shares are held of record by WMC's clients. Of the 684,200 shares, WMC shares the power to vote 114,000 of these shares and shares the power to dispose of all of these shares in its capacity as investment advisor to these clients.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

     The following table shows, as of May 1, 2001, the HXPR common stock that our directors and executive officers beneficially own and those shares of common stock owned by all executive officers and directors as a group.



                                                                    COMMON STOCK
                                                                 BENEFICIALLY OWNED(1)
                                                                -----------------------
                                                                  NUMBER OF  PERCENT OF
        NAME OF BENEFICIAL OWNER                                  SHARES(2)    CLASS(3)
        -----------------------------------------------         -----------  -----------
        Gary M. Cypres (4)..............................          1,431,293       20.0%
        Edward Valdez (5)...............................             36,000         *
        Steve J.Olmon(6)................................              4,000         *
        Howard Weitzman(7)..............................             30,000         *
        Donald Keys(8)..................................             10,000         *
        William R. Sweet(9).............................              8,200         *
        Jose de Jesus Legaspi(10).......................              7,200         *
        Salvatore J. Caltagirone (11)...................              7,200         *
        All directors and executive officers as a group
        (8 persons) (12)................................          1,533,893       21.4%

----------------------

*    Less than 1%.

(1)  See footnote 1 in table included above at page 4.

(2) Except as otherwise noted below, each individual named in the table directly or indirectly has sole voting and investment power with respect to the shares shown which each such individual beneficially owns.

(3) Shares of HXPR common stock issuable upon exercise of stock options exercisable within 60 days of May 1, 2001 are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person.

(4) Consists of 723,182 shares held of record by Cypres Investments Holdings, L.P., 105,317 shares held of record by G.M. Cypres Investments, L.P., 340,794 shares held directly by Mr. Cypres, 12,500 shares held directly by Mr. Cypres' spouse and 12,500 shares held by or in trust by Mr. Cypres and his spouse for their children. An additional 237,000 shares is included representing options exercisable within 60 days of May 1, 2001. Of the 1,431,293 shares, Mr. Cypres shares voting and investment power of 25,000 shares with his spouse.

(5) Consists of 36,000 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2001.

(6) Consists of 4,000 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2001.

(7) Consists of 30,000 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2001.

(8) Consists of 10,000 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2001.

(9) Consists of 1,000 shares directly owned by Mr. Sweet and 7,200 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2001.

(10) Consists of 7,200 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2001.

(11) Consists of 7,200 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2001.

(12) Consists of 338,600 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The compensation committee consists of Messrs. Sweet and Caltagirone. None of the members of the compensation committee is or has serve us as an officer or employee of HXPR or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity or of any other committee of the board of directors of another entity performing similar functions.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER THAN 10% STOCKHOLDERS COMPLY WITH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING IN 2000?

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and greater-than-10% stockholders to file reports with the SEC reflecting changes in their beneficial ownership of HXPR stock and to provide us with copies of the reports.

     Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2000.


               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

     The board of directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them and participating in board and committee meetings.

THE COMMITTEES OF THE BOARD

     The board has an audit committee and a compensation committee. We do not have a nominating committee. The full board of directors nominates our officers and directors for election.

THE  AUDIT COMMITTEE             The audit committee reviews and reports to the
                                 board of directors on various auditing and accounting matters, including the annual report from our independent public accountants.
                                 Messrs. Caltagirone and Sweet currently serve as members of the audit committee.

THE COMPENSATION COMMITTEE       The compensation committee determines the
                                 salary and bonus structure for our executive officers and supervises the compensation scheme for our other officers. In addition, the compensation committee determines appropriate awards under our 2000 Stock Option Plan (the
                                 "2000 Plan") and administers our retirement plan. Messrs.

                                 Caltagirone and Sweet currently serve as members of the compensation committee.

HOW DO WE COMPENSATE DIRECTORS?

     We pay members of Board of Directors who are not also our employees of Hispanic Express, referred to as the Non-Employee Directors, an annual fee of $15,000. Members of the Board of Directors who are our employees do not receive any Directors' fees. In addition, we may reimburse members of the Board of Directors for expenses incurred in connection with their activities on our behalf. Non-Employee Directors also each received options to purchase 18,000 shares of Common Stock at an exercise price of $1.53 per share as determined by the Board of Directors on February 28, 2001, under the 2000 Stock Option Plan. All options granted to the Non-Employee Directors are 40% vested with remaining balance to vest in equal annual installments over 3 years beginning on the date of grant, subject to continued service on the Board of Directors; however, no option can be exercised until at least six months after the date of grant. We have entered into agreements with all directors pursuant to which we have agreed to indemnify them against certain claims arising out of their services as directors. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On September 6, 2000, the Board of Directors of Central Financial Acceptance Corporation, or Central Financial, approved a Plan of Complete Dissolution, Liquidation and Distribution, or the Plan, which provided for the dissolution and liquidation of Central Financial, and the liquidating distribution to its stockholders of all the common stock of its two wholly-owned subsidiaries, one of which is our company, Hispanic Express, Inc. or Hispanic Express and the other of which is Banner Central Finance Company, or Banner Central Finance. Hispanic Express and Banner Central Finance were formed on September 5, 2000 to accomplish the Plan. On February 28, 2001, the Plan was completed and Central Financial was dissolved and liquidated.

     In connection with the Plan, we entered into various agreements with Central Financial and Banner Central Finance for the purpose of defining our ongoing relationships among the entities. Because Central Financial controlled Banner Central Finance and us, these agreements did not result from arm's-length negotiations. We believe, however, that these agreements are at least as favorable to us as those that could have been obtained from independent third parties.

CONTRIBUTION AGREEMENT

     We entered into a contribution agreement, referred to as the Contribution Agreement, with Central Financial. The Contribution Agreement covered the following:

     Contribution of Central Financial Subsidiaries. The Contribution Agreement provides for the contribution of certain of the assets and businesses of Central Financial to us. Specifically: Central Financial contributed to our company all of the issued and outstanding capital stock of Central Consumer Finance Company, Centravel, Inc. and BCE Properties I, Inc. Central Consumer Finance Company has four wholly-owned subsidiaries, namely, Central Check Cashing, Inc., Central Financial Acceptance Corporation Accident & Health Reinsurance, Limited, Central Finance Reinsurance, Ltd. and Central Consumer Company of Nevada.

OPERATING AGREEMENT

     Hispanic Express and Banner Central Finance have entered into an agreement, referred to as the Operating Agreement, which covers the following matters:

     Allocation of Business Opportunities. Due to the potential conflicts of interest resulting from the relationships among Hispanic Express and Banner Central Finance, the Operating Agreement provides that Hispanic Express and its subsidiaries and Banner Central Finance and its subsidiaries will not, without prior written consent of each other, directly or indirectly, engage in or enter any business which the other is currently engaged in.

     Management and Other Services. The Operating Agreement provides that Hispanic Express and its subsidiaries are obligated to provide to Banner Central Finance and its subsidiaries and Banner Central Finance and its subsidiaries are obligated to utilize, certain services, including management information systems, employee benefit plans, legal and accounting, insurance, computer and data processing systems. These arrangements will continue until terminated by Hispanic Express or Banner Central Finance upon one-year's prior written notice. Termination may be made on a service-by-service basis or in its entirety. Banner Central Finance agrees to pay Hispanic Express its actual cost of providing services to Banner Central Finance. If such services involve an allocation of expenses, Hispanic Express shall determine the allocation on the basis of the percentage utilization of such service or Hispanic Express' management's best estimate thereof.

     Employee Benefits. The Operating Agreement provides that Hispanic Express and Banner Central Finance assumed all liabilities under the existing employee welfare benefit and profit sharing plans of Central Financial with respect to the employees of Hispanic Express and Banner Central Finance and their subsidiaries who have become employees of each company. The Operating Agreement also provides that the employment by Hispanic Express and Banner Central Finance of individuals who were employees of Central Financial and the subsidiaries prior to the Distribution will not be deemed a severance of employment from Central Finance and the subsidiaries for the purpose of any policy, plan, program or agreement that provides for the payment of severance, salary continuation or similar benefits. The Operating Agreement also provides for Hispanic Express to assume the liability for Central Financial's Supplemental Executive Retirement Plan.

     Guaranty of Banner Central Finance Debt. The Operating Agreement provides that so long as the Financing Agreement is in effect Hispanic Express will guarantee up to $4 million of bank or similar financing which Banner Central Finance may borrow in connection with the purchases of consumer receivables generated from Banner's Central Electric.

TAX SHARING AGREEMENT

     Central Financial, Hispanic Express and Banner Central Finance have entered into a tax sharing agreement, referred to as the Tax Sharing Agreement, providing for:

o the payment of federal, state and other income tax remittances or refunds for periods during which Hispanic Express and Banner Central Finance are included in the same consolidated group for federal income tax purposes;

o    the allocation of responsibility for the filing of such tax returns;

o    the conduct of tax audits and the handling of tax controversies; and

o    various related matters.

     For periods during which Hispanic Express and Banner Central Finance were included in Central Financial's consolidated federal and state income tax returns, Hispanic Express and Banner Central Finance are each be required to pay its allocable portion of the consolidated federal, state and other income tax liabilities and are entitled to receive refunds determined as if Hispanic Express and Banner Central Finance and its subsidiaries had filed separate income tax returns. With respect to Central Financial's liability for payment of taxes for all periods during which Hispanic Express and Banner Central Finance were so included in Central Financial's consolidated federal income tax returns, Hispanic Express and Banner Central Finance will indemnify Central Financial for all federal, state, and other income tax liabilities for such periods. February 28, 2001 was the last day on which Hispanic Express and Banner Central Finance were required to be included in Central Financial's consolidated federal income tax returns.

SERVICE MARK LICENSE AGREEMENTS

     Banner's Central Electric, on the one hand, and each of Hispanic Express, Banner Central Finance and Central Rents, Inc., an affiliate of Central Financial, on the other hand, have entered into separate service mark license agreements, collectively referred to as the Service Mark License Agreements. Under the Service Mark License Agreements, Banner's Central Electric grants to, as applicable, Hispanic Express, Banner Central Finance and Central Rents, Inc. and each of their subsidiaries, whether such subsidiaries exist now or come into existence at a later time, the right to license the federally registered trademark "CFAC." The Service Mark License Agreements are non-exclusive and each has an initial term of one year. The Service Mark License Agreements can be terminated by any applicable party to it upon one year's written notice, and Banner's Central Electric can terminate the Service Mark License Agreements at any time if there is a change in control of Hispanic Express, Banner Central Finance or Central Rents, Inc.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     These are the biographies of the Company's current executive officers, except for Mr. Cypres, the Chairman, whose biography is included below under "Proposal 1: Elect Three Directors." There are no arrangements or understandings among these individuals or any other person relating to their election as officers.


    NAME AND AGE                             PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------       ----------------------------------------------------------------------------------
Stephen J. Olmon  (46)         Mr. Olmon has been the President of our travel division, Centravel, Inc., since
                               May 10, 1999.  Prior to joining us, Mr. Olmon was Vice President and General
                               Manager of Maritz Travel Company, Western Region
                               from 1997 to 1998 and Vice President Maritz
                               Travel Company from 1974 to 1997.

Edward Valdez     (49)         Mr. Valdez has been our Senior Vice President of Credit since our formation and
                               Central Financial's Vice President of Operations and Senior Credit Manager
                               business since 1996.  Prior to 1996, Mr. Valdez was Senior Credit Manager of
                               Central's small loan business.  Mr. Valdez has been working for Central Finance or its predecessors for over 30 years.


Donald  Keys      (48)         Mr. Keys has been our Senior Vice President of Collections since our formation and held the same position since September 1998 for Central Consumer.  Prior to that, he held the position of Vice President of Collections from February 1998 to September 1998 for Central Consumer. From April 1997 to February 1998 he was
                               Director of Special Accounts for Sterling, Inc. From August 1996 to March 1997 he
                               was Vice President of Credit for Barrys, Inc. and from July 1991 to July 1997 he was Director of Credit for Barrys, Inc.


Howard Weitzman   (39)         Mr. Weitzman has been our Chief Financial Officer since our formation and Chief
                               Financial Officer of our travel division, Centravel, Inc. since December 1996.
                               From October 1994 to December 1996, Mr. Weitzman was Controller of Central Rents,
                               Inc., an affiliate of ours. From 1984 to 1994, Mr. Weitzman spent ten years as a certified public accountant with Coopers & Lybrand LLP in Los Angeles, California, most recently as Senior Manager.


Set for below are biographies of certain other significant employees of the
Company:



Marvin A. Torres  (39)         Mr. Torres has been President of the Company's travel finance business since
                               December 1995.  From April 1995 to December 1995, Mr. Torres was Vice President
                               of Operations for our travel finance business. From 1984 to 1995, Mr. Torres was
                               Vice President of Operations and General Manager at Solano Travel Service and
                               Costa Rica Holiday Tours in Los Angeles, California.


     None of the directors or officers are related to each other by blood or marriage and none of the directors or officers are involved in any legal proceedings as described in Section 401(f) of Regulation S-K.

HOW WE COMPENSATE EXECUTIVE OFFICERS?

     The following table sets forth information concerning compensation for each of the last three years paid or awarded to or earned by the Chief Executive Officer of the Company and our four other most highly compensated executive officers who received salary and bonus in excess of $100,000 in 2000 (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                         ANNUAL COMPENSATION (1)        COMPENSATION
                                                      ------------------------------        AWARDS       ALL OTHER
NAME AND PRINCIPAL POSITION                           YEAR       SALARY        BONUS       OPTIONS(2)  COMPENSATION(3)
---------------------------                           ----       ------        -----       ----------  ---------------
Gary M. Cypres (2)                                    2000      $252,291          --         395,000      $150,000
      Chairman of the Board, President and Chief      1999      $227,291      $ 30,000          --        $ 77,000
      Executive Officer                               1998      $191,875      $    500          --        $ 77,000

Stephen J. Olmon                                      2000      $125,900      $ 14,000        50,000          --
      President of Travel Division                    1999      $ 83,750      $  5,000          --            --
                                                      1998          --            --            --            --

Donald Keys                                           2000      $ 94,500          --          25,000          --
      Vice President of  Collections                  1999      $ 94,125      $  7,000          --            --
                                                      1998      $ 76,731      $  2,000          --            --

Howard Weitzman                                       2000      $110,688      $ 14,000        50,000          --
      Vice President and Chief                        1999      $107,720      $ 17,000          --            --
          Financial Officer                           1998      $104,189      $ 13,000          --            --

Edward Valdez                                         2000      $107,000      $  7,500        60,000          --
      Vice President of Credit                        1999      $105,000      $ 15,000          --            --
                                                      1998      $ 98,750      $  2,519          --            --


(1) Certain of our executive officers receive benefits in addition to salary and cash bonuses. The aggregate amount of such benefits, do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such Named Executive.

(2) Consists of options granted at an exercise price of $1.53 per share on February 28, 2001.

(3) Represents amounts accrued under the Supplemental Executive Retirement Plan for Mr. Cypres.

STOCK OPTION PLAN

     Concurrent with the completion of the Plan on February 28, 2001, Central Financial terminated its Stock Option Plan and all options granted under that plan were terminated. The 2000 Stock Option Plan of Hispanic Express, or the 2000 Plan, has been approved by our Board of Directors and stockholders. The 2000 Plan provides that it is to be administered by a committee of the Board of Directors, referred to as the Option Committee, consisting of at least two independent directors. The Compensation Committee functions as the Option Committee. The Option Committee has the authority, within limitations as set forth in the 2000 Plan, to establish rules and regulations concerning the 2000 Plan, to determine the persons to whom options may be granted, the number of shares of Common Stock to be covered by each option, and the terms and provisions of the option to be granted, provided, that such grants shall conform with Section 260.140.41 of the California Securities Code. Subject to the terms set forth in the 2000 Plan, the Option Committee has the right to cancel any outstanding options and to issue new options on such terms and upon such conditions as may be consented to by the optionee affected.

     A total of 1,100,000 shares are reserved for issuance under the 2000 Plan. No individual may be granted options under the 2000 Plan with respect to more than 550,000 shares during the duration of the 2000 Plan. Hispanic Express granted 797,000 shares of Common Stock to eligible participants under the 2000 Plan effective February 28, 2001, including options to certain executive officers as set forth below. Options granted pursuant to the 2000 Plan vest over two different time periods. Options granted which equal the number of options granted to executive officers and employees under the Central Financial Stock Option Plan vest as they would have been vested under the Central Financial Stock Option Plan at the time of distribution, except for those officers and employees which had been with Central Financial or its predecessor company for a period in excess of 5 years, which shall be 60% vested in total options granted to them. Options granted to executive officers and employees which exceed the amounts granted to them under the Central Financial Stock Option Plan vest in such options over a five-year period in equal annual amounts. Upon the effectiveness of these grants, 303,000 shares of Common Stock remain available for future grants of options under the 2000 Plan.

     The number of shares which may be granted under the 2000 Plan or under any outstanding options will be proportionately adjusted in the event of any stock dividend or if the Common Stock shall be split up, combined, recapitalized, converted, exchanged, reclassified or in any way substituted. Subject to the terms of the 2000 Plan, and in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in our corporate structure or outstanding shares, the Option Committee may make such equitable adjustments to the number and class of shares available under the 2000 Plan or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights. The maximum term of any option granted pursuant to the 2000 Plan is ten years. In general, shares subject to options granted under the 2000 Plan which expire, terminate or are canceled without having been exercised in full become available again for options grants.

     The class of eligible persons under the 2000 Plan consists of directors and employees of, and consultants to, us or a parent or subsidiary of ours, as determined by the Option Committee, except that Non-Employee Directors can only receive fixed grants of options under the terms set forth in the 2000 Plan. See "Compensation of the Board of Directors." Options granted under the 2000 Plan may be incentive stock options, or ISOs, or non-qualified options, at the discretion of the Option Committee; however, ISOs can only be granted to our employees or a parent or subsidiary. The 2000 Plan provides that the exercise price of an option (other than Non-Employee Director's option) is fixed by the Option Committee on the date of grant; however, the exercise price of an ISOs must be not less than the fair market value of the Common Stock on the date of the grant. The exercise price of an ISOs granted to any participant who owns stock possessing more than 10% of the total combined voting power of all classes of our outstanding stock must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and the rate of exercise shall be at least twenty percent per year over five years. Any ISOs granted to such participants also must expire within five years from the date of grant. Additionally, options granted under the 2000 Plan will not be ISOs to the extent that aggregate fair market value of the shares with respect to which ISOs under the 2000 Plan (or under any other plan maintained by us or a parent or subsidiary of ours) first become exercisable in any year exceeds $100,000. No options shall be granted under the 2000 Plan or after the tenth anniversary of the adoption of the 2000 Plan.

     Options are non-transferable and non-assignable except by will, the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as defined in 17 C.F.R. 240.16a-1(e). Options (other than Non-Employee Director's options) are exercisable by the holder thereof subject to terms fixed by the Option Committee. However, no option can be exercised until at least six months after the date of grant.

     Notwithstanding the above, an option is exercisable immediately upon the happening of any of the following (but in no event during the six-month period following the date of grant or subsequent to the expiration of the term of an option): (1) the holder's retirement on or after attainment of age 65; (2) the holder's disability or death; (3) a "change of control" (as defined in the 2000
Plan) of us while the holder is in the employ or service of Hispanic Express; or
(4) the occurrence of such special circumstances or events as the Option Committee determines merits special consideration, except with respect to Non-Employee Directors' options, by such other method as the Option Committee may permit from time to time.

     If an option holder terminates employment with us or service as one of our directors or as our consultant while holding an unexercised option, the option is terminated 30 days after such termination of employment or service unless the option holder exercises the option within such 30-day period. However, all options held by an option holder terminate immediately if the termination is a result of a violation of such holder's duties. If cessation of employment or service is due to retirement on or after attainment of age 65, disability or death, the option holder or such holder's successor-in-interest, as the case may be, is permitted to exercise any option within three months after retirement or within one year after disability or death.

     The 2000 Plan may be terminated and may be modified or amended by the Option Committee or the Board of Directors at any time; provided, however, that
(1) no modification or amendment either increasing the aggregate number of shares which may be issued under options or to any individual or modifying the requirements as to eligibility to receive options will be effective without stockholder approval within one year of the adoption of such amendment; and, (2) no such termination, modification or amendment of 2000 Plan will alter or affect the terms of any then outstanding options without the consent of the holders thereof.

     The Company did not grant any options during the year ended December 31, 2000, however, upon completion of the liquidation of Central Financial on February 28, 2001, the Company granted stock options in exchange for the previously existing options to purchase Central Financial's common stock. The following tables set forth information concerning these stock option grants.

                       OPTION GRANTS ON FEBRUARY 28, 2001


                                            INDIVIDUAL GRANTS
                          ---------------------------------------------------------
                                             PERCENT OF                                    POTENTIAL REALIZABLE VALUE
                           NUMBER OF        TOTAL OPTIONS                                   AT ASSUMED ANNUAL RATES
                           SECURITIES        GRANTED TO                                    OF STOCK APPRECIATION FOR
                           UNDERLYING         EMPLOYEES    EXERCISE     EXPIRATION              OPTION TERM (1)
    NAME                    GRANTED            IN 2001     PRICE (2)       DATE              5%                10%
    ----                    -------          ------------  ---------    -----------        -------          --------
Gary M. Cypres              395,000             49.56%       $1.53        02/28/11          $  -0-          $  98,750
Stephen J. Olmon             50,000              6.27%       $1.53        02/28/11          $  -0-          $  12,500
Edward Valdez                60,000              7.53%       $1.53        02/28/11          $  -0-          $  15,000
Donald Keys                  25,000              3.14%       $1.53        02/28/11          $  -0-          $   6,250
Howard Weitzman              50,000              6.27%       $1.53        02/28/11          $  -0-          $  12,500
William Sweet                18,000              2.26%       $1.53        02/28/11          $  -0-          $   4,500
Jose de Jesus Legaspi        18,000              2.26%       $1.53        02/28/11          $  -0-          $   4,500
Salvatore Caltagirone        18,000              2.26%       $1.53        02/28/11          $  -0-          $   4,500


(1) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the common stock, compounded annually over a ten-year period and assuming that the first trading price $0.69 was the market value of each share on the date of the grant. The actual value, if any, that an executive receives from a stock option will depend upon the amount by which the market price of our common stock will appreciate at any particular rate or at all in future years.

(2) The exercise price may be paid in cash, or at the discretion of the Company's Compensation Committee, by tendering shares of HXPR common stock, or the delivery of an irrevocable direction to a securities broker to sell shares and deliver the sale proceeds to HXPR in payment of all or part of the exercise price, instead of cash.

                       FISCAL YEAR-END 2000 OPTION VALUES


                                Number of Securities          Value of Unexercised
                               Underlying Unexercised             In-the-Money
                                Options at 02/28/01          Options at 02/28/01(1)
                             ----------------------------  ---------------------------
    Name                     Exercisable    Unexercisable  Exercisable   Unexercisable
    ----                     -----------    -------------  -----------   -------------
Gary M. Cypres                 237,000        158,000             -             -
Stephen J. Olmon                 4,000         46,000             -             -
Edward Valdez                   36,000         24,000             -             -
Donald Keys                     10,000         15,000             -             -
Howard Weitzman                 30,000         20,000             -             -
William Sweet                    7,200         10,800             -             -
Jose de Jesus Legaspi            7,200         10,800             -             -
Salvatore Caltagirone            7,200         10,800             -             -


(1) None of the options were in the money based upon the $0.69 per share stock price of HXPR common stock on March 20, 2001, the first day the Company's stock traded.

                              EMPLOYMENT AGREEMENTS

     Mr. Cypres has entered into a employment agreement with us, under which, Mr. Cypres will serve as our Chairman of the Board, Chief Executive Officer and President for a period of five years at a base salary of $325,000 for the period from January 1, 2001 to December 31, 2001, and then receive minimum yearly increases of $25,000 per annum until December 31, 2005. Mr. Cypres will spend that portion of his business time as may be required to oversee our operations and to direct or implement our business strategies. Mr. Cypres' agreement also provides that he will participate in the defined benefit Supplemental Executive Retirement Plan (as amended), or the SERP Plan, that we have assumed liability for from Central Financial.

     If Mr. Cypres is terminated "for cause," which definition generally includes termination due to his willful gross failure to perform his duties under the employment agreement, Mr. Cypres' personal dishonesty or breach of his fiduciary duties or the employment agreement, then we are obligated to pay him only his base salary up to the date upon which we notify him of his termination "for cause." If Mr. Cypres is terminated without "cause," becomes disabled or dies, then we are obligated to pay him or his estate, commencing immediately, a lump sum payment equal to his base salary for the remaining term of the employment agreement and to pay him or his estate

     Except as described above, we have not entered into employment agreements with any other of our executive officers or other members of management.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In June 1996, Central Financial adopted the SERP Plan, which provides supplemental retirement benefits to certain key management and employees. Concurrent with the Distribution, we assumed liability for Central Financial's SERP Plan, including increases in future compensation by us which will be reflected in the calculations of the final average compensation as defined under the SERP Plan.

     To vest in the SERP Plan, an employee must have at least 10 years of service with us, including five years subsequent to the adoption of the plan. In 1996, Mr. Cypres was credited with 10 years of service with us and was treated as having fulfilled his post-adoption service on December 31, 1997 by acting as President and Chief Executive Officer of Central Financial through such date. The Board of Directors determines participation in the SERP Plan. The SERP Plan benefits are a function of length of service with us and final average compensation (average monthly compensation during the 36 consecutive months of the last 60 months of the participant's employment that produces the highest average compensation, including salary and bonus).

     Benefits are equal to a targeted percentage of final average compensation as determined by the Board of Directors upon selection of the employee to participate in the SERP Plan. In no case will the rate exceed sixty percent (60%) of the final average compensation as of the date of the participant's retirement or termination of employment, multiplied by the ratio of the actual years of service as of the applicable event to the participant's years of service projected to the participant's normal retirement date (the first day of the month after the participant attains age 60). The SERP Plan also contains a cost of living adjustment not to exceed 6% per annum. A vested participant who terminates employment at or after his normal retirement date will receive the full targeted percentage of his final average compensation. The SERP Plan benefit is reduced, however, by the annuity value of the participant's benefit under the Profit Sharing Plan. At December 31, 2000, only Mr. Cypres was a participant in the SERP Plan.

     The following table shows the estimated annual retirement benefits payable under the SERP Plan upon a participant's normal retirement date on a straight life annuity basis, based upon a 60% benefit rate before any applicable offset for benefits received under the Profit Sharing Plan.


                               PENSION PLAN TABLE

                                                                         YEARS OF SERVICE
                                                 -----------------------------------------------------------------
REMUNERATION                                          10           15           20          25         30 OR MORE
------------                                     -----------   ----------    ---------   ----------    -----------
$250,000......................................   $   150,000   $  150,000    $ 150,000   $  150,000    $  150,000
 275,000.....................................        165,000      165,000      165,000      165,000       165,000
 300,000.....................................        180,000      180,000      180,000      180,000       180,000
 325,000.....................................        195,000      195,000      195,000      195,000       195,000


As of December 31, 2000, Mr. Cypres was fully vested under the SERP Plan, with a 60% benefit rate based upon his final average compensation.

EXECUTIVE INCENTIVE BONUS PROGRAM

     The Compensation Committee may grant contingent performance bonuses to certain of our executive officers, including the Named Executive Officers. The amounts of most incentive bonuses are payable to the extent that a recipient or we achieve performance goals established by our Board of Directors.

EXECUTIVE DEFERRED SALARY AND BONUS PLAN

     We have adopted the Executive Deferred Salary and Bonus Plan, or the EDP, which covers the Named Executive Officers and certain other executives of Hispanic Express. Pursuant to the EDP, a participant may elect to defer up to 50% of the participant's base salary and up to 100% of any bonus awarded pursuant to our Executive Incentive Bonus Program. Elections under the EDP to defer base salary and bonus are made annually prior to the commencement of each year. Executives electing to participate in the program may invest deferred amounts in either of two accounts: (1) which earns interest based upon the prime rate; or (2) which mirrors the performance of our Common Stock price. Amounts deferred are generally payable in a lump sum within 30 days after the participant's termination of employment with us for any reason. The EDP is administrated by the Compensation Committee of the Board of Directors. Mr. Cypres has elected to defer 50% of his salary in 2001 and has elected to invest his deferred compensation in an amount which mirrors the performance of our common stock.

                         COMPENSATION COMMITTEE'S REPORT
            ON EXECUTIVE COMPENSATION AND REPRICING OF STOCK OPTIONS

     The following Compensation Committee's Report on Executive Compensation and Repricing of Stock Options shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the SEC or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

THE REPORT

     The compensation committee of the board of directors (the "Committee") is composed of the two directors who are not also our employees. The Committee establishes our overall compensation and employee benefits and the specific compensation of our executive officers. One of the Committee's goals is to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers.

     We adopt and administer our executive compensation policies and specific executive compensation programs in accordance with the principal goal of maximizing return on stockholders' equity. The Committee believes that we best achieve this performance goal, and the long-term interests of our stockholders generally, by attracting and retaining management of high quality, and that such management will require commensurate compensation. We believe that our executive officer compensation policies are consistent with this policy.

     Our Chairman has a written employment agreement with us (see "Employment Agreements" at page 14, above). The Committee determines the levels of compensation we grant in such employment agreements, and the levels of compensation we grant to other executive officers from time to time, based on factors it deems appropriate.

     The Committee determines annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers based primarily on its review and analysis of the following factors: (1) the responsibilities of the position, (2) the performance of the individual and his or her general experience and qualifications, (3) our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions the individual or his or her department made to such performance measures, (4) the officer's total compensation during the previous year, (5) compensation levels comparable companies pay in similar industries, (6) the officer's length of service with us, and (7) the officer's effectiveness in dealing with external and internal audiences. In addition, the Committee receives the recommendations of the Chairman with respect to the compensation of other executive officers, which the Committee reviews in light of the above factors. The Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

     In addition, Mr. Cypres' compensation for 2000 was based in part on his progress in achieving certain additional criteria. These criteria included results in meeting our strategic business plan, and leadership abilities (including developing an effective senior management team).

     While the Committee establishes salary and bonus levels based on the above-described criteria, the Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our stockholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options that we granted under our 2000 Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. We have granted stock options to each of the Named Executives and to our other officers or key employees. Through the 2000 Plan, there will be an additional direct relationship between our performance and benefits to executive officer Plan participants.

     On January 18, 2001, and again on February 13, 2001, the Committee reviewed the options to be granted to our executive officers. Considering these factors, the Committee determined that it was in the Company's and our stockholders' best interest to issue options at $1.53 per share.

Dated:  April 13, 2001

                             COMPENSATION COMMITTEE

                           William R. Sweet, Chairman
                            Salvatore J. Caltagirone

PERFORMANCE GRAPH

     The stock for HXPR did not trade until March 20, 2001. Therefore, a performance graph would not be a relevant inclusion to the proxy statement.

AUDIT COMMITTEE

     The audit committee of the board is composed of two members and operates under a written charter adopted by the board of directors. The responsibilities of the audit committee are contained in the Audit Committee Report. The audit committee during fiscal year 2000 consisted of Messrs. Caltagirone and Sweet. Each of the members is "independent," as defined by Hispanic Express, Inc. policy and the National Association of Securities Dealers, Inc. listing standards. The audit committee held a meeting on April 13, 2001, but did not hold any meeting during fiscal year 2000 because Hispanic Express, Inc. did not commence operations as a stand-alone company until February 28, 2001.

AUDIT COMMITTEE REPORT

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

     The audit committee reports to the board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of Hispanic Express, Inc.

     The Audit Committee Charter adopted by the board sets out the responsibilities, authority and specific duties of the audit committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     Pursuant to the charter, the audit committee has the following responsibilities:

     o    To monitor the preparation of quarterly and annual financial reports;

     o To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and

     o To review the general scope of the annual audit and the fees charged by the independent auditors.

     In discharging its oversight responsibility the audit committee has met and held discussions with management and Arthur Andersen LLP, the independent auditors for Hispanic Express, Inc. Management represented to the audit committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The audit committee also obtained from the independent auditors a formal written statement describing all relationships between Hispanic Express, Inc. and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The audit committee discussed with the independent auditors any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the auditors' independence.

     Based on these discussions and reviews, the audit committee recommended that the Board of Directors approved the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.


Respectfully submitted by the members of the audit committee of the Board of
Directors:


Dated:  April 13, 2001


                                 AUDIT COMMITTEE

                           William R. Sweet, Chairman
                            Salvatore J. Caltagirone

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1:  ELECT THREE DIRECTORS

     Our bylaws provide that the exact number of directors will be fixed from time to time by action of our stockholders or board of directors. The number of directors currently is four and shall consist of three persons after the annual meeting.

     The board has nominated three directors for election at the annual meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the annual meeting in 2002 or until their successors have been elected or until they resign.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the board increases the number of directors, the board may fill the vacancy until the next annual meeting.

                                    NOMINEES


  NAME AND AGE                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----------------------        -------------------------------------------------------------------------------------
Gary M. Cypres    (57)        Mr. Cypres has been our Chairman of the Board, Chief Executive Officer and President
                              since our formation.  Mr. Cypres also currently serves as Banner Central Finance
                              Company's Chairman of the Board, Chief Executive Officer and Chief Financial
                              Officer.  Mr. Cypres has also served as Central Financial's Chairman of the Board, and Chief Executive Officer since its formation.  Mr. Cypres has been Chairman of the
                              Board, Chief Executive Officer, President and Chief Financial Officer of Banner
                              Holdings and Banner's Central Electric since February 1991, Chairman of the Board and
                              Chief Executive Officer of Central Rents, Inc. since June 1994 and managing general partner of West Coast since March 1990.  Prior to that, Mr. Cypres was a general partner of SC Partners, a private investment banking and consulting firm.  From 1983 to 1985, Mr. Cypres was Chief Financial Officer of The Signal Companies.  From 1973
                              to 1983, Mr. Cypres was Senior Vice President of Finance at Wheelabrator-Frye Inc.
                              Mr. Cypres was a member of the Board of Trustees and a faculty member of The Amos
                              Tuck School of Business at Dartmouth College.

                              Mr. Cypres  spends that portion of his business time as may be required to oversee our operations and to direct or implement our business strategies.  Mr. Cypres will continue to spend a portion of his business time as the managing general partner of
                              West Coast, as Chairman of the Board, Chief Executive Officer and Chief Financial
                              Officer of Banner's Central Electric, and as Chairman of the Board and Chief
                              Executive Officer of Central Rents, Inc.  See "Certain Relationships."


Salvatore J. Caltagirone      Mr. Caltagirone has been one of our directors since our formation and a director of
(58)                          Central Financial since September 1997.  Mr. Caltagirone has been retired since
                              October 1994.  From the fall of 1990 to October 1994, he was an employee of G.M.
                              Cypres & Company.  From March 1987 to June 1990, he was employed as the Managing
                              Director of Henley Group.



Jose de Jesus Legaspi         Mr. Legaspi has been one of our directors since our formation and a director of
(47)                          Central Financial since July 1996.  Since 1980, Mr. Legaspi has been a principal of and broker at The Legaspi Company, a full-service commercial real estate brokerage firm.
                              In addition, since 1992, Mr. Legaspi has been a principal of the FINCA Property Management
                              Company, a residential and commercial real estat management company. Mr. Legaspi is also a
                              Commissioner of the Los Angeles Department of Water and Power.



William R. Sweet   (63)       Mr. Sweet has been one of our directors since our formation and a director of Central
                              Financial since September 1997.  In July 1996, Mr. Sweet retired from his position of
                              Executive Vice President -- Wholesale Banking at Union Bank of California, N.A., a
                              position he had held since July 1985.  Mr. Sweet currently serves as a trustee of CNI
                              Charter Funds.



THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL THREE NOMINEES FOR DIRECTOR.

PROPOSAL 2:  RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001

     We are asking you to ratify the board's selection of Arthur Andersen LLP, certified public accountants, as independent public accountants for 2001. The audit committee recommended the selection of Arthur Andersen to the Board. Arthur Andersen has served as the independent public accountants of our predecessor, Central Financial, since October 1996.

INDEPENDENT AUDITORS

FEES

     The following table sets forth the aggregate fees that Hispanic Express, Inc. incurred for audit and non-audit services provided by Arthur Andersen LLP, which acted as independent auditors for the fiscal year ending 2000 and performed Hispanic Express, Inc.'s audit services in fiscal year 2000. The table lists audit fees and other fees.

     AUDIT FEES. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that Hispanic Express, Inc. incurred for professional services rendered for the audit of Hispanic Express, Inc.'s annual financial statements for fiscal year 2000.

     ALL OTHER FEES. All other fees, primarily tax related, include the aggregate fees billed for services rendered by Arthur Andersen LLP, other than those services covered above.

                                                   DECEMBER 31, 2000
                                                   -----------------
         Audit Fees  .............................   $   121,000
         Other Fees...............................   $   50,500


     A representative of Arthur Andersen will attend the Annual Meeting and be able to make a statement and to answer your questions.

     We are submitting this proposal to you because the board believes that such action follows sound corporate practice. If you do not ratify the selection of independent public accountants, the board will consider it a direction to consider selecting other public accountants. However, even if you ratify the selection, the board may still appoint new independent public accountants at any time during the year if it believes that such a change would be in the best interests of HXPR and our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE SELECTION OF ARTHUR ANDERSEN AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001.

                     INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in our 2002 proxy statement, we must receive them, in a form which complies with the applicable securities laws, on or before January 15, 2002. In addition, in the event a stockholder proposal is not submitted to us prior to March 29, 2002, the proxy to be solicited by the board of directors for the 2002 annual meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2002 annual meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to: Hispanic Express, Inc., 5480 East Ferguson Drive, Commerce, California 90022, Attention: Corporate Secretary.

                                  ANNUAL REPORT

     Our Annual Report for the fiscal year ended December 31, 2000, accompanies this proxy statement. The Annual report contains our consolidated financial statements and the report thereon of Arthur Andersen, LLP, our independent auditors.

                                 OTHER BUSINESS

     Management knows of no business that will be presented for consideration at the meeting other than as stated in the notice of meeting. If other matters are properly brought before the meeting, however, it is the intention of the proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the board of directors and authority to do so is included in the proxy.


                                 By order of the board of directors,

                                 /s/ Joni Maggio
                                 -----------------------------------
                                 Joni Maggio
May 15, 2001                     Assistant Corporate Secretary

                                   APPENDIX A
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to provide independent and objective oversight of the accounting functions and internal controls of Hispanic Express, Inc. (the "Company"), its subsidiaries and affiliates and to ensure the objectivity of the Company's financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee's function is one of oversight and review, and it is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or to define the standards to be used in preparation of the Company's financial statements. The Audit Committee shall perform the following functions:

     o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     o Monitor the independence and performance of the Company's independent accountants.

     o Provide an avenue of communication among independent accountants, management, and the Board of Directors.

     o    Report to the Board of Directors.

     o Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices of all levels.

     o    Review areas of potential significant financial risk to the Company.

     o    Monitor compliance with legal and regulatory requirements.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent accountants and everyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition

The Audit Committee shall be comprised of not less than two directors appointed by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements or within a reasonable period of time after the appointment to the Committee develop such skills. At least one member of the Committee shall have accounting related financial management expertise or other comparable experience or background sufficient to provide the individual with financial sophistication. No member of the Committee shall be employed or have any other relationship with the Company's independent accountants.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chair, and in the case where the Committee Chair faces a potential or actual conflict of interest, the Committee Chair shall advise the Chairman of the Board of Directors. In the event that the Committee Chair, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

III. MEETINGS

If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote. The Committee members shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare or approve, as the case may be, an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent accountants, and as a Committee to discuss any matter that the Committee or any of these groups believe should be discussed.

A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. Meetings shall be scheduled at the discretion of the Chair. Notice of the meetings shall be provided at least three days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

The Committee shall maintain minutes of the meetings and periodically report to the Board of Directors on significant activities.

IV.  Audit Committee Responsibilities and Duties

     1. Charter. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

     2. Financial Disclosure Documents. Review with management and the independent accountants the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders and, following the satisfactory completion of each year-end review, recommend to the Board of

          Directors the inclusion of the audited financial statements in the Company's filing on Form 10-K. The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management's presence of the quality of the Company's accounting principles as applied in its financial reporting, the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent accountants.

     3. Quarterly Reports. Review with management and the independent accountants the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent accountants in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     4. Internal Control Systems. In consultation with management and the independent accountants, the Committee shall consider the integrity of the Company's financial reporting process and controls to ensure reliability of the financial reporting and compliance with applicable codes of conduct, laws and regulations. Review significant findings prepared by the independent accountants together with management's responses.

     5. Oversight of Independent Accountants. Evaluate the independent accountants on an annual basis and where appropriate recommend to the Board of Directors the need for replacement of the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and the Company. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountants' report take, or recommend that the Board of Directors take, appropriate action to satisfy itself of the independent accountants' independence.

     6. Compensation. Approve fees and other significant compensation to be paid to the independent accountants.

     7. Plan of Audit. Consult with the independent accountants regarding the plan of audit, including scope and staffing. The Committee also shall review the independent accountants' report on the audit and review with management the independent accountants' suggested changes or improvements in the Company's accounting practices or controls.

     8. Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Company's methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     9. Consultation with Legal Counsel. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, or the Company's compliance with applicable laws and regulations, and any inquiries received from the regulators or governmental agencies.

     10. Report to Shareholders. Annually prepare a report to shareholders as required by the SEC. The report shall be included in the Company's annual proxy statement.

     11. Adequacy of Personnel. Review periodically the adequacy of the Company's accounting, financial and auditing personnel resources.

     12. Risk Management. Review and evaluate risk management policies in light of business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Company's investments and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

     13. Tax Policies. Review periodically the Company's tax policies, reserves and pending audits or assessment

REVOCABLE PROXY              HISPANIC EXPRESS, INC.              REVOCABLE PROXY

                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 25, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned stockholder(s) of Hispanic Express, Inc. (the "Company") hereby nominate(s), constitute(s) and appoint(s) Salvatore J. Caltagirone, Gary
M. Cypres, and William R. Sweet, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's corporate headquarters, 5480 East Ferguson Drive, Commerce, California 90022 at 9:00 a.m., Monday, June 25, 2001, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereon, as follows:

1. ELECTION OF DIRECTORS.

    [ ] FOR all the nominees listed below                       [ ] WITHHOLD AUTHORITY
     (except as marked to the contrary below)                    to vote for all nominees listed below

         Salvatore J. Caltagirone, Gary M. Cypres, and William R. Sweet

  Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001.

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

3. OTHER BUSINESS In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

   The Board of Directors recommends a vote "FOR" the election of the Board of Directors' nominees listed, and "FOR" ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001.

                      Please Sign and Date on Reverse Side

                   (Continued from Front Side of Proxy Card)

    This Proxy will be vote "FOR" the election of the Board of Directors' nominees unless authority to do so is withheld and "FOR" ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, unless "AGAINST" or "ABSTAIN" is marked on the Proxy. If any other business is presented at the Meeting, this Proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the Board of Directors.

    The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                                       Date: ----------, 2001

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                               Signature
                                                       NOTE: Please date this
                                                       Proxy and sign your name
                                                       exactly as it appears on
                                                       your stock certificates.
                                                       Executors,
                                                       administrators, trustees,
                                                       etc., should give their
                                                       full titles. All joint
                                                       owners should sign.

                                                       I (we) do [ ] do not
                                                       expect to attend the
                                                       Meeting.

 PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE
                           PREPAID ENVELOPE PROVIDED.